     As filed with the Securities and Exchange Commission On March 13, 2001
                                                   Registration Number 333-84267

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Post-Effective
                               Amendment No. 1 to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        BINDVIEW DEVELOPMENT CORPORATION
             (Exact name of Registrant as specified in its charter)

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

                                   76-0306721
                      (I.R.S. Employer Identification No.)

                           5151 SAN FELIPE, 25TH FLOOR
                              HOUSTON, TEXAS 77056
                                 (713) 561-4000
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               RICHARD P. GARDNER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        BINDVIEW DEVELOPMENT CORPORATION
                           5151 SAN FELIPE, 25TH FLOOR
                              HOUSTON, TEXAS 77056
                                 (713) 561-4000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                    Copy to:
                               ROBERT F. GRAY, JR.
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this post effective amendment becomes effective, subject to market conditions and other factors.

If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                                EXPLANATORY NOTE

         BindView Development Corporation filed a registration statement on Form S-3 (Reg. No. 333-84267), to register for sale by selling shareholders 2,309,380 shares of its common stock (as adjusted for the two-for-one stock split on February 17, 2000). We believe that 766,830 of the shares of common stock that were registered by the registration statement remain unsold. As our contractual obligation to maintain the effectiveness of the registration statement has lapsed, we are terminating the offering. Pursuant to the undertaking we made as required by Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to the registration statement to remove from registration any shares of common stock registered thereunder and remaining unsold.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 12, 2001.

                                     BINDVIEW DEVELOPMENT CORPORATION


                                     By: /s/ Richard P. Gardner
                                         ---------------------------------------
                                     Richard P. Gardner
                                     President, Chief Executive Officer and
                                     Acting Chief Financial Officer
                                     (Principal Executive Officer and Principal
                                     Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
        /s/ Richard P. Gardner            President, Chief Executive Officer,              March 12, 2001
---------------------------------------   Acting Chief Financial Officer and
          Richard P. Gardner                           Director

          /s/ Eric J. Pulaski               Chairman of the Board and Chief                March 12, 2001
---------------------------------------           Technology Officer
            Eric J. Pulaski

                   *                                   Director                            March 12, 2001
---------------------------------------
            Peter L. Bloom

                   *                                   Director                            March 12, 2001
---------------------------------------
         Richard A. Hosley II

                                                       Director
---------------------------------------
         Leland D. Putterman

*By: /s/ Eric J. Pulaski
    -----------------------------------
         Eric J. Pulaski
        Attorney-in-Fact

s